Exhibit 10.24

AMENDMENT NO. 1 TO THE

JAZZ SEMICONDUCTOR, INC.

STOCK APPRECIATION RIGHTS TERMS AND CONDITIONS

RECITALS

WHEREAS, the Board of Directors of Jazz Semiconductor, Inc., a Delaware corporation (the “Corporation”) adopted the Jazz Semiconductor, Inc. Stock Appreciation Rights Terms and Conditions (the “Terms and Conditions”) as part of the Jazz Semiconductor, Inc. Stock Appreciation Rights Plan Adopted and Effective March 12, 2002 (the “Plan”);

WHEREAS, Section 14(d) of the Plan provides that the Board may at any time alter or amend the Terms and Conditions;

WHEREAS, on November 5, 2004 the Board of Directors of Conexant Systems, Inc. approved an extension of the Expiration Date of the Warrant to Purchase Common Stock issued by Conexant Systems, Inc. to the Corporation (the “Conexant Warrant”) to December 31, 2006; and

WHEREAS, the Board deems it in the best interests of the Corporation to clarify the meaning of the term “Term” as set forth in Section 3 of the Terms and Conditions as set forth below in the light of the extended Expiration Date of the Conexant Warrant.

OPERATIVE PROVISIONS

NOW, THEREFORE, THE TERMS AND CONDITIONS OF THE PLAN ARE AMENDED EFFECTIVE NOVEMBER 5, 2004 AS FOLLOWS:

Section 3 is hereby amended in its entirety to read as follows:

“3. TERM. The term of your Stock Appreciation Right commences on the Grant Date and ends on the earlier of: (i) the Expiration Date: (ii) the Exercise Date; (iii) the close of the 3rd month following your termination of employment other than for Cause, death or Disability; (iv) the date of your termination of employment for Cause; and (v) the close of the 12th month following your termination of employment due to death or Disability. The Expiration Date of your Stock Appreciation Right is the earlier of (i) December 31, 2006 or (ii) the termination or expiration of the Exercise Period (as defined in the Warrant). Each Stock Appreciation Right (whether or not vested or exercised) shall terminate on the Expiration Date; provided, however, that any vested but unexercised Stock Appreciation Rights shall automatically be deemed exercised on the Expiration Date.”

Signature Page Follows

IN WITNESS WHEREOF, the Corporation has caused this Amendment to be executed on this 16th day of February 2005.

JAZZ SEMICONDUCTOR, INC.

By:	/s/ SHU LI
Shu Li
Its:	C.E.O.